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                                                                    EXHIBIT 99.1

     The following is the text of a press release issued by Infinium Software, Inc. ("Infinium") on October 28, 2002 in connection with the proposed acquisition of Infinium by SSA Global Technologies, Inc.


CONTACT:
Bill Gerraughty, Chief Financial Officer
Infinium Software
(508) 778-2000
bill_gerraughty@infinium.com

David Griffin, Corporate Communications Manager
Infinium Software
(508) 790-6764
dave_griffin@infinium.com


                   INFINIUM ANNOUNCES AGREEMENT TO BE ACQUIRED
                           BY SSA GLOBAL TECHNOLOGIES

          REPORTS EARNINGS FOR THE FOURTH QUARTER AND FISCAL YEAR 2002

HYANNIS, MA--OCTOBER 28, 2002--Infinium Software (NASDAQ: INFM), a provider of Web-integrateD enterprise business applications, today announced that its Board of Directors has approved and entered into a definitive agreement with SSA Global Technologies, Inc.(TM) (SSA GT(TM)), a worldwide enterprISE solutions and services vendor, under which SSA GT would acquire 100 percent of the common stock of Infinium for $7.00 cash per share through a merger.

Infinium also reported financial results for the fourth quarter and fiscal year ended September 30, 2002. Highlights include fourth quarter net income of $3.8 million or $0.26 per diluted share, compared to a net loss of ($6.5) million or ($0.51) per diluted share for the fourth quarter of the prior year; and fiscal year 2002 net income of $14.0 million or $0.98 per diluted share, compared to a net loss of ($24.3) million or ($1.88) per diluted share for the prior fiscal year.

ACQUISITION BY SSA GLOBAL TECHNOLOGIES
The acquisition, subject to approval by the holders of a majority of Infinium's outstanding shares of common stock, receipt of antitrust approvals and other customary closing conditions, is expected to close before January 1, 2003, at which time Infinium will become wholly-owned by SSA GT. Holders of approximately 17 percent of Infinium's outstanding shares have agreed to vote in favor of the merger. Updata Inc. served as financial advisor to Infinium and has rendered a fairness opinion.

"Infinium and SSA GT share similar strategies and views of the market opportunity," said James E. McGowan, president and CEO of Infinium Software. "We believe that the acquisition is in the best interests of our shareholders, customers, and employees. We will work hard to ensure a smooth transition into the SSA GT family while continuing to deliver the responsive support and quality products our customers have come to depend upon."

The acquisition of Infinium supports SSA GT's growth strategy of acquiring high-value brands that offer incremental value to customers' existing enterprise systems. Both Infinium and SSA GT offer applications that are native to IBM's eServer iSeries, which delivers the lowest total cost of ownership coupled with the highest levels of reliability, scalability and processing speed. The two companies also complement one another in terms of their product set and market focus. Infinium provides enterprise resource planning (ERP) solutions to its 1,800 customers located primarily in North America, which represent a variety of vertical market segments including hospitality/gaming, healthcare, and process manufacturing. SSA GT, with 121 worldwide offices, has a strong international presence as it offers ERP, e-business, customer relationship management, and supply-chain applications to more than 7,500 market-leading companies in over 90 countries.


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INFINIUM ANNOUNCES ACQUISITION AGREEMENT AND FINANCIAL RESULTS       PAGE 2 OF 4



"We look forward to welcoming Infinium's customers as they become part of SSA GT, and are excited about the opportunity to provide them with a broader set of applications that will continually extend the life of their existing investments in Infinium solutions," said Mike Greenough, president, chairman and CEO of SSA Global Technologies.

INFINIUM'S FOURTH QUARTER RESULTS
Total revenues for the fourth quarter of fiscal year 2002 were $16.4 million, compared to $16.7 million for the previous quarter, and $17.8 million for the fourth quarter of the prior year.

Income from continuing operations for the fourth quarter of fiscal year 2002 was $3.8 million or $0.26 per diluted share, compared to $4.0 million or $0.27 per diluted share for the previous quarter, and $2.5 million or $0.19 per diluted share for the fourth quarter of the prior year.

Net income for the fourth quarter was $3.8 million or $0.26 per diluted share, compared to $4.0 million or $0.27 per diluted share for the previous quarter, and the net loss of ($6.5) million or ($0.51) per diluted share for the fourth quarter of the prior year.

Software license fees for the fourth quarter were $2.7 million, compared to $3.0 million for the previous quarter, and $2.3 million for the fourth quarter of the prior year. Consulting and maintenance revenues for the fourth quarter were $13.7 million, compared to $13.7 million for the previous quarter, and $15.5 million for the fourth quarter of the prior year.

Infinium's cash, cash equivalents and marketable securities balance for the fourth quarter was $25.4 million, compared to $20.5 million for the previous quarter, and $17.5 million for the second quarter of fiscal year 2002.

INFINIUM'S FISCAL YEAR RESULTS
Total revenues for fiscal year 2002 were $66.7 million, compared to $76.7 million for fiscal year 2001.

Income from continuing operations for fiscal year 2002 was $14.0 million or $0.98 per diluted share, compared to the net loss of ($10.9) million or ($0.84) per diluted share for fiscal year 2001.

Net income for fiscal year 2002 was $14.0 million or $0.98 per diluted share, compared to the net loss of ($24.3) million or ($1.88) per diluted share for fiscal year 2001.

Software license fees for fiscal year 2002 were $10.7 million, compared to $10.4 million for fiscal year 2001. Consulting and maintenance revenues for the fiscal year 2002 were $56.0 million, compared to $66.3 million for fiscal year 2001.

ACQUISITION AND EARNINGS CONFERENCE CALL
Interested parties may attend a conference call that will cover both Infinium's acquisition by SSA Global Technologies as well as its financial results on Monday, October 28, 2002 at 5:00 p.m. EDT by dialing (800) 289-0468 within the U.S., and entering the passcode: 394494; or by dialing (913) 981-5507 outside of the U.S., and entering the passcode: 394494.

A live webcast will also be available on www.infinium.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.

For those unable to participate in the live call, a remote replay will be available following the filing of a transcript of the call with the Securities and Exchange Commission until Sunday, November 1, 2002 at 12:00 a.m. EDT by dialing (888) 203-1112 within the U.S., and entering the passcode: 394494; or by dialing (719) 457-0820 outside of the U.S., and entering the passcode: 394494.


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INFINIUM ANNOUNCES ACQUISITION AGREEMENT AND FINANCIAL RESULTS       PAGE 3 OF 4

ABOUT SSA GLOBAL TECHNOLOGIES
SSA Global Technologies, Inc. is a leading provider of enterprise solutions for manufacturing, consumer and services companies worldwide. SSA GT's enterprise resource and planning (ERP) platforms easily integrate with strategic business applications to deliver e-business, business intelligence, customer relationship
(CRM) and supply-chain solutions. Headquartered in Chicago, SSA GT has 121 worldwide offices serving more than 7,500 active customers that represent market-leading companies in over 90 countries. For additional information, visit the SSA GT Web site at http://ww.ssagt.com.

ABOUT INFINIUM SOFTWARE
Infinium Software is a provider of Web-integrated enterprise business applications optimized for the IBM eServer iSeries including human resources, payroll, financial management, customer relationship management, materials management, process manufacturing, and corporate performance management offerings, backed by related professional services, training and support. Infinium has 1,800 customers worldwide representing a variety of industries including manufacturing, hospitality and gaming, healthcare, transportation, retail, financial services and distribution. Founded in 1981, Infinium has offices worldwide and is headquartered in Hyannis, Massachusetts. For more information visit http://www.infinium.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Infinium Software plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Infinium Software, SSA Global Technologies, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Infinium Software through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Infinium Software by contacting those named at the top of this release.

Infinium Software, SSA Global Technologies, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Infinium's directors and executive officers is contained in Infinium's Form 10-K for the fiscal year ended September 30, 2001 and its proxy statement dated January 3, 2002, which are filed with the SEC. As of October 1, 2002, Infinium's directors and executive officers beneficially owned approximately 22 percent of Infinium's common stock. In addition, all outstanding Infinium options and restricted stock, whether or not vested, including those held by directors and executive officers, will be cashed out in the merger and executive officers will be entitled to certain severance benefits under existing agreements. A more complete description will be available in the Proxy Statement.

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INFINIUM ANNOUNCES ACQUISITION AGREEMENT AND FINANCIAL RESULTS       PAGE 4 OF 4

FORWARD LOOKING STATEMENTS
These materials may contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any "forward-looking statements" in these materials are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Statements in this press release regarding the proposed transaction between Infinium Software and SSA Global Technologies, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Infinium or SSA Global Technologies managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any other statements that are not statements of historical fact (including without limitation statements to the effect that Infinium or its management "believes," "expects," "anticipates," "plans," "looks forward" and similar expressions) should also be considered forward-looking statements. Important factors that could cause actual results to differ from those indicated by such forward-looking statements relating to the ability to consummate the transaction, the ability of SSA Global Technology to successfully integrate Infinium's operations and employees; the ability to realize anticipated synergies and cost savings, the demand for Infinium's products and service offerings, inability to recognize deferred services and maintenance, expansion of Infinium's business or increases in its revenues, profits or cash flows, seasonal variations in results, competitive conditions in the industry, changes in technology, stock price volatility, the ability of the Company to attract and retain key personnel, general economic conditions and those other factors and uncertainties that are discussed under the caption "Factors Affecting Future Performance" and other sections of Infinium's most recent Annual Report to Stockholders, and subsequent filings with the Securities Exchange Commission. Infinium Software and SSA Global Technologies disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

                                      # # #

Infinium is a registered trademark of Infinium Software, Inc. SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. All other company and product names, service marks and trademarks are the property of their respective owners.